EXHIBIT 99.2

Edgewater Technology, Inc.
2013 Annual Meeting
Report of Matters Voted Upon by Stockholders

1.
The 2013 Annual Meeting of Stockholders of Edgewater Technology, Inc. (the “Company”) was held at the Sheraton Colonial Boston North Hotel & Conference Center, One Audubon Road, Wakefield, Massachusetts, on June 5, 2013 commencing at 10:00 a.m. pursuant to notice properly given (the “Annual Meeting”).

2.
 At the close of business on April 15, 2013, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the outstanding voting securities of the Company were 10,925,493 shares of common stock, $0.01 par value.  Each of the outstanding shares was entitled to one vote on the matters to come before the Annual Meeting.

3.	At the Annual Meeting 9,520,898, or 87%, of the Company’s issued and outstanding shares of common stock were represented in person or by proxy, constituting a quorum.

4.
At the Annual Meeting, each of the following nominees for director received the respective number of votes set forth opposite his or her name, constituting a plurality of the votes cast, and was duly elected as a director of the Company.

	Number of	Number of Votes	Broker
Nominee	Votes “FOR”	“WITHHELD”	Non-Votes

Shirley Singleton	6,966,004	450,227	2,104,666
Paul E. Flynn	7,092,849	323,382	2,104,666
Paul Guzzi	7,092,466	323,765	2,104,666
Nancy L. Leaming	7,092,466	323,765	2,104,666
Michael Loeb	6,966,487	449,744	2,104,666
Daniel O’Connell	7,092,641	323,590	2,104,666
Wayne Wilson	7,092,901	323,330	2,104,666

5.	The following table states the tally of the votes cast to approve (on a non-binding, advisory basis) the Company’s named executive officer compensation.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes

4,433,690	705,017	2,277,525	2,104,666

6.	The following table states the tally of the votes cast to ratify the appointment of BDO USA, LLP as Edgewater’s independent registered public accountants for the fiscal year ending December 31, 2013.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes

9,500,815	15,699	4,383	0